Exhibit 99.2

                       Certificate Pursuant to Section 906
                        Of the Sarbanes-Oxley Act of 2002


I, Karen Miller, the Chief Financial Officer of HomeGold Financial, Inc. (the "Company"), hereby certify that to the best of my knowledge:

     1. The Company's Form 10-Q/A for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.


Date:  November 19, 2002

                                  /s/ Karen Miller
                                  -----------------------------------
                                  Karen Miller
                                  Chief Financial Officer